UNITED STATES
                   SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.


                                FORM 8-K

                             CURRENT REPORT

                    PURSUANT TO SECTION 13 or 15(d)
                 OF THE SECURITIES EXCHANGE ACT OF 1934



                            August 29, 2005
                        ------------------------
            Date of Report (Date of earliest event reported)


                           KLEENAIR SYSTEMS, INC.
                ---------------------------------------
           (Exact Name of Registrant as specified in Charter)


                       Commission File No. 033-03362


          Nevada                                       87-0431043
   ----------------------------                  -------------------
   (State of Other Jurisdiction                    (I.R.S. Employer
     of Incorporation)                             Identification No.)




1711 Langley Avenue, Irvine, California                 92614
---------------------------------------              ------------
(Address of Principal Executive Office)               (Zip Code)

Registrant's Telephone Number, Including Area Code: (949) 955-3492


                                     1

Item  2.  Acquisition or Disposition of Assets.

   On August 29, 2005, Kleenair Systems, Inc. ("KAIR"), and Kleenair Systems International plc ("KSIP"), a corporation formed under the laws of England and Wales, entered into an Agreement for the Assignment of Intellectual Property ("Assignment") and a License Agreement ("Licence"). KAIR owns approximately twenty-three percent (23%) of the issued and outstanding stock of KSIP.

   Under the Assignment, KAIR assigned to KSIP all right, title, and interest which KAIR had in all of its Patents, Trade Marks, Copyright,s and Know-How relating to engine emissions reduction technology. This constitutes virtually all of KAIR's non-cash assets. In exchange, KAIR is to receive a royalty of eight percent (8%) on all revenue generated by KSIP or any of its subsidiaries through the use of the technology or any derivative thereof and the sum of 100,000 GB pounds which is to be paid in several instalments. In addition, KAIR is to receive the Licence described below.

   Under the Licence, KSIP grants to KAIR the exclusive right to exploit the technology in North America. The Licence remains in effect until the last patent or derivative patent from the technology expires. KAIR intends to continue to commercialize the technology on the North American continent.

   As a result of the Assignment, the prior Licence of the technology from KAIR to KSIP to exploit the technology throughout the world except in North America has been cancelled.


                                 Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  August 29, 2005                /s/   Lionel Simons
                                      --------------------------------------
                                      Lionel Simons, President